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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

[TITLE]

CLINTON, CONNECTICUT, SEPTEMBER 10, 2001

CONNECTICUT WATER SERVICE, INC., (NASDAQ:CTWS) announced today the completion of its previously-announced three-for-two stock split on its common shares. The split was payable to all common shareholders of record on August 27, 2001.

Connecticut Water Service, Inc. is the largest, domestically-based, investor-owned water utility in Connecticut. It provides water to approximately 285,000 people in 40 towns in Connecticut and Massachusetts as well as providing water-related services under contract to municipalities and companies.

This press release may contain certain forward-looking statements regarding the Company's results of operations and financial position. These forward-looking statements are based on current information and expectations, and are subject to risks and uncertainties which could cause the Company's actual results to differ materially from expected results.

Contact: Michele DiAcri, Corporate Secretary, 1-800-428-3985, ext. 3015, or mdiacri@ctwater.com



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